Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT

This RECEIVABLES PURCHASE AGREEMENT AMENDMENT NO. 1, dated as of September 22, 2014 (this “Amendment”), is entered into among HSFR, INC., a Delaware corporation, as seller (the “Seller”), THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchasers”), THE PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchaser Agents”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for each Purchaser Group, and, solely with respect to Section 10, HENRY SCHEIN, INC. (“HS”), a Delaware corporation, as performance guarantor (the “Performance Guarantor”).

BACKGROUND

The Seller, HS, as initial Servicer, Purchasers, Purchaser Agents and Agent are also parties to a Receivables Purchase Agreement, dated as of April 17, 2013 (as amended by that certain Omnibus Amendment No. 1, dated as of July 22, 2013, that certain Omnibus Amendment No. 2, dated as of April 21, 2014, and as further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). The parties are entering into this Amendment to amend or otherwise modify the Receivables Purchase Agreement.

AGREEMENT

1. Definitions. Capitalized terms are used in this Amendment as defined in Exhibit I to the Receivables Purchase Agreement.

2. Amendments. Each of the parties hereto (other than the Performance Guarantor) agrees that the Receivables Purchase Agreement is hereby amended as follows:

(a) Exhibit I.

(i) The definition of “Eligible Receivable” is hereby amended by: (A) deleting the word “and” from the end of clause (t), (B) replacing the period at the end of clause (u) with the text “; and” in its place and (C) adding the following new clause (v) to read as follows:

“(v) which has a related Obligor that is not a Sanctioned Person.”;

(ii) The definition of “Scheduled Facility Termination Date” in Exhibit I is hereby amended and restated in its entirety to read as follows:

““Scheduled Facility Termination Date” means April 15, 2017; provided that the Seller may, with the prior written consent of the Agent and each Purchaser, extend the then existing Scheduled Facility Termination Date for a term of one year by providing written notice to the Agent on or before each anniversary of April 15th that is two years prior to the then existing Scheduled Facility Termination Date of its request to extend the then existing Scheduled Facility Termination Date for one year.”; and

(iii) The following definitions are hereby added to Exhibit I in appropriate alphabetical order:

““Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.”

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including on September 19, 2014, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and (b) any Person controlled by any such Person.

“Sanctions” means economic, financial or other sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or other relevant sanctions authority, including the U.S. and Canada.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.”;

(b) Section 5.1. Section 5.1 is hereby amended by:

(i) amending and restating clause (s) in its entirety to read as follows:

“(s) Investment Company. The Seller (i) is not a “covered fund” under the Volcker Rule and (ii) is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended. In determining that the Seller is not a covered fund, the Seller either does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940 or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).”; and

(ii) adding a new clause (v) at the end thereof to read as follows:

“(v) Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of each of the Seller Parties that are designed to achieve compliance by the Seller Parties and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable

Sanctions, giving due regard to the nature of such Person’s business and activities, and each of the Seller Parties, their respective Subsidiaries and their respective officers and employees and, to the knowledge of each of the Seller Parties, its respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the credit facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. None of (i) the Seller Parties or any of their respective Subsidiaries or, to the knowledge of the Seller Parties, as applicable, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, and (ii) the Seller Parties nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country. No Purchase or use of proceeds thereof by any Seller Party in any manner will violate Anti-Corruption Laws or applicable Sanctions.”;

(c) Section 7.1. Section 7.1 is hereby amended by adding a new clause (q) at the end thereof to read as follows:

“(q) Anti-Corruption Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of the Seller that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Seller, by the Seller and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.”;

(d) Section 7.2. Section 7.2 is hereby amended by adding a new clause (l) at the end thereof to read as follows:

“(l) Anti-Corruption Laws and Sanctions. The Seller will not request any Purchase, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Purchase (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.

(e) Section 7.3 Section 7.3 is hereby amended by adding a new clause (s) at the end thereof to read as follows:

“(s) Anti-Corruption Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of each of the Servicer and each Originator that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Servicer and each Originator, by the Servicer and each Originator and each of their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.”;

(f) Section 7.4 Section 7.4 is hereby amended by adding a new clause (g) at the end thereof to read as follows:

“(g) Anti-Corruption Laws and Sanctions. The Servicer and each Originator shall not use, and each of the Servicer and each Originator shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Purchase (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (iii) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.”;

(g) Section 9.1(e). Clause (ii) of Section 9.1(e) is hereby amended to replace the phrase “Indebtedness in excess of $75,000,000” with the phrase “Indebtedness in excess of $150,000,000”; and

(h) Section 9.1(m). Section 9.1(m) is hereby amended to replace the phrase “as in effect on September 12, 2012” with the phrase “as in effect on September 22, 2014”.

3. Conditions. The amendment described in Section 2 above shall become effective upon the satisfaction of the following conditions:

(a) the Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of each of the other parties hereto; and

(b) the Seller shall have paid all fees due and payable under that certain fee letter, dated as of the date hereof, between the Seller, Servicer, Agent and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Purchaser Agent.

4. Representations and Warranties. The Seller hereby certifies, represents and warrants to the Agent, each Purchaser Agent and each Purchaser that on and as of the date hereof:

(a) each of its representations and warranties contained in Article V of the Receivables Purchase Agreement is true and correct, in all material respects, on and as of the date hereof; and

(b) no Termination Event or Unmatured Termination Event exists.

5. Ratification. This Amendment constitutes an amendment to the Receivables Purchase Agreement. After the execution and delivery of this Amendment, all references to the Receivables Purchase Agreement in any document shall be deemed to refer to the Receivables

Purchase Agreement as amended by this Amendment, unless the context otherwise requires. Except as amended above, the Receivables Purchase Agreement is hereby ratified in all respects. Except as set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the parties hereto under the Receivables Purchase Agreement, nor constitute an amendment or waiver of any provision of the Receivables Purchase Agreement. This Amendment shall not constitute a course of dealing among the parties hereto at variance with the Receivables Purchase Agreement such as to require further notice by any of the Agent, the Purchaser Agents or the Purchasers to require strict compliance with the terms of the Receivables Purchase Agreement in the future, as amended by this Amendment, except as expressly set forth herein. The Seller hereby acknowledges and expressly agrees that each of the Agent, the Purchaser Agents and the Purchasers reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Receivables Purchase Agreement, as amended herein.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any other Transaction Document or any provision hereof or thereof.

9. Transaction Document. This Amendment shall constitute a Transaction Document under the Receivables Purchase Agreement.

10. Ratification of Performance Undertaking. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HSFR INC.,
as Seller

By:	/s/ Ferdinand G. Jahnel
Name: Ferdinand G. Jahnel
Title: Treasurer

Solely with respect to Section 10:

HENRY SCHEIN, INC., as Performance Guarantor

By:	/s/ Ferdinand G. Jahnel
Name: Ferdinand G. Jahnel
Title: Treasurer

S-1	Receivables Purchase Agreement Amendment No. 1

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Purchaser Agent for the Victory Purchaser Group

By:	/s/ Luna Mills
Name: Luna Mills
Title: Director

VICTORY RECEIVABLES CORPORATION, as Conduit Purchaser

By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Agent

By:	/s/ Luna Mills
Name: Luna Mills
Title: Director

S-3	Receivables Purchase Agreement Amendment No. 1